UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Barrie W. Ernst as Chief Investment Officer
On May 20, 2020, Barrie W. Ernst, Vice President and Chief Investment Officer of United Fire Group, Inc. (the "Company" or "UFG"), communicated his decision to retire from employment with the Company effective June 30, 2020. In connection with his planned retirement, the Company and Mr. Ernst have agreed that Mr. Ernst will continue to receive his base salary until September 30, 2020. In connection with his retirement, the Company's Board of Directors approved the immediate vesting of all Mr. Ernst's previously unvested restricted stock units and nonqualified stock options. Mr. Ernst's nonqualified stock options have been modified to set an expiration date of June 30, 2022. The Board of Directors did not accelerate the vesting of any unvested performance stock units and those will expire at Mr. Ernst's retirement date pursuant to the terms in the applicable award agreement.
Amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan
As described in Item 5.07 below, at the 2020 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) held on May 20, 2020 in Cedar Rapids, Iowa, the Company’s shareholders approved amendments to the United Fire Group, Inc. Non-Employee Director Stock Plan (formerly known as the 2005 Non-Qualified Non-Employee Director Stock Option and Restricted Stock Plan) (as amended, the “Plan”). The Company’s Board of Directors had previously approved the amendments to the Plan, subject to shareholder approval. As described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 7, 2020 (the “Proxy Statement”), in addition to the increase in the number of shares available for future awards under the Plan from 300,000 to 450,000, the amendments to the Plan (i) extended the expiration date of the Plan from December 31, 2020 to December 31, 2029, (ii) allowed for the grant of awards of restricted stock units, and (iii) renamed the Plan as the United Fire Group, Inc. Non-Employee Director Stock Plan. This description of the amendments to the Plan are qualified in their entirety by the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 20, 2020, the Company held its Annual Meeting.
Each of the director nominees were elected and all of the other proposals submitted to the Company's shareholders were approved. The following are the final voting results for each proposal presented at the Annual Meeting.
Proposal 1: Elect four Class A Directors to serve three-year terms expiring in 2023 and one Class C Director to serve the remainder of a term expiring in 2021.

Director Nominee		Number of Shares
Name	Class	Shares For	Shares Against	Shares Abstained	Broker Non-Votes
Scott L. Carlton	A	18,874,427	122,468	63,228	1,228,834
Brenda K. Clancy	A	18,883,360	114,580	62,183	1,228,834
Randy A. Ramlo	A	18,199,670	847,496	12,957	1,228,834
Susan E. Voss	A	19,005,583	44,124	10,416	1,228,834
Lura E. McBride	C	18,081,912	41,006	937,205	1,228,834
Proposal 2: Ratify the Audit Committee's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020.

Number of Shares
Shares For	Shares Against	Shares Abstained	Broker Non-Votes
19,745,791	533,055	10,111	—
Proposal 3: Amendment of the United Fire Group, Inc. Non-Employee Director Stock Plan.

Number of Shares
Shares For	Shares Against	Shares Abstained	Broker Non-Votes
18,642,001	403,102	15,021	1,228,834
Proposal 4: Shareholder advisory vote to approve the compensation of the Company’s named executive officers.

Number of Shares
Shares For	Shares Against	Shares Abstained	Broker Non-Votes
18,863,135	166,770	30,217	1,228,834
Item 7.01. Regulation FD Disclosure.
Effective May 20, 2020, the Company announced the election of officers for United Fire Group, Inc. and its subsidiary United Fire & Casualty Company. A copy of the Company’s press release announcing the voting results of the Annual Meeting and election of new officers is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	United Fire Group, Inc. Non-Employee Director Stock Plan, as amended
Exhibit 99.1	Press release of United Fire Group, Inc. dated May 22, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	May 22, 2020	/s/ Dawn M. Jaffray
Dawn M. Jaffray, Executive Vice President and Chief Financial Officer

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